MGI PROPERTIES

                  CERTIFICATE OF FOURTEENTH AMENDMENT OF SECOND
                    AMENDED AND RESTATED DECLARATION OF TRUST

         The undersigned, a Trustee of MGI Properties (the "Trust"), hereby certifies pursuant to Article XIII, Section 13.1 of the Second Amended and Restated Declaration of Trust (the "Declaration of Trust") that the Trustees of the Trust, by unanimous written consent dated March 26, 1999, in accordance with the Declaration of Trust, voted to amend Section 8.5.1 of the Declaration of Trust to add to such Section the following subsection (h):

         " (h) This Section 8.5.1 shall not apply to the acquisition of Securities (including Common Shares) by Warren E. Buffett (and/or his Affiliates) in an amount not to exceed 15% of the outstanding Shares and such Securities when acquired by Mr. Buffet (and/or his Affiliates) shall not be Excess Shares."


         IN WITNESS WHEREOF, W. Pearce Coues, as Trustee aforesaid, has signed these presents this 29th day of March 1999.


                                                      /s/ W. Pearce Coues
                                                      -------------------------
                                                           W. Pearce Coues